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                                                                     EXHIBIT 4.7


                            LONG-TERM INCENTIVE PLAN
                                       OF
                          RELIANT ENERGY, INCORPORATED


                                 First Amendment

                  Reliant Energy, Incorporated, a Texas corporation (the "Company"), having established the Reliant Energy, Incorporated Long-Term Incentive Plan, effective January 1, 2001 (the "Plan"), and having reserved the right under Section 12 thereof to amend the Plan, does hereby amend the Plan, effective as of January 1, 2001, as follows:

                  1. Section 3 of the Plan is hereby amended by adding the following definition of "Change of Control" thereto, as follows:

                  "A "CHANGE OF CONTROL" shall be deemed to have occurred upon the occurrence of any of the following events:

                           (a) 30% OWNERSHIP CHANGE: Any Person makes an
                  acquisition of Outstanding Voting Stock and is, immediately thereafter, the beneficial owner of 30% or more of the then Outstanding Voting Stock, unless such acquisition is made directly from the Company in a transaction approved by a majority of the Incumbent Directors; or any group is formed that is the beneficial owner of 30% or more of the Outstanding Voting Stock; or

                           (b) BOARD MAJORITY CHANGE: Individuals who are
                  Incumbent Directors cease for any reason to constitute a majority of the members of the Board; or

                           (c) MAJOR MERGERS AND ACQUISITIONS: Consummation of a
                  Business Combination unless, immediately following such Business Combination, (i) all or substantially all of the individuals and entities that were the beneficial owners of the Outstanding Voting Stock immediately prior to such Business Combination beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination in substantially the same relative proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Voting Stock, (ii) if the Business Combination involves the issuance or payment by the Company of consideration to another entity or its


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                  shareholders, the total fair market value of such
                  consideration plus the principal amount of the consolidated long-term debt of the entity or business being acquired (in each case, determined as of the date of consummation of such Business Combination by a majority of the Incumbent Directors) does not exceed 50% of the sum of the fair market value of the Outstanding Voting Stock plus the principal amount of the Company's consolidated long-term debt (in each case, determined immediately prior to such consummation by a majority of the Incumbent Directors), (iii) no Person (other than any corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 30% or more of the then outstanding shares of voting stock of the parent corporation resulting from such Business Combination and (iv) a majority of the members of the board of directors of the parent corporation resulting from such Business Combination were Incumbent Directors of the Company immediately prior to consummation of such Business Combination; or

                           (d) MAJOR ASSET DISPOSITIONS: Consummation of a Major
                  Asset Disposition unless, immediately following such Major Asset Disposition, (i) individuals and entities that were beneficial owners of the Outstanding Voting Stock immediately prior to such Major Asset Disposition beneficially own, directly or indirectly, more than 70% of the then outstanding shares of voting stock of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) and
                  (ii) a majority of the members of the board of directors of the Company (if it continues to exist) and of the entity that acquires the largest portion of such assets (or the entity, if any, that owns a majority of the outstanding voting stock of such acquiring entity) were Incumbent Directors of the Company immediately prior to consummation of such Major Asset Disposition.

For purposes of the foregoing,

                           (1) the term "Person" means an individual, entity or
                  group;

                           (2) the term "group" is used as it is defined for
                  purposes of Section 13(d)(3) of the Securities Exchange Act of 1934 (the "Exchange Act");

                           (3) the term "beneficial owner" is used as it is
                  defined for purposes of Rule 13d-3 under the Exchange Act;


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                           (4) the term "Outstanding Voting Stock" means
                  outstanding voting securities of the Company entitled to vote generally in the election of directors; and any specified percentage or portion of the Outstanding Voting Stock (or of other voting stock) shall be determined based on the combined voting power of such securities;

                           (5) the term "Incumbent Director" means a director of
                  the Company (x) who was a director of the Company on January 1, 2001 or (y) who becomes a director subsequent to such date and whose election, or nomination for election by the Company's shareholders, was approved by a vote of a majority of the Incumbent Directors at the time of such election or nomination, except that any such director shall not be deemed an Incumbent Director if his or her initial assumption of office occurs as a result of an actual or threatened election contest or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board;

                           (6) the term "election contest" is used as it is
                  defined for purposes of Rule 14a-11 under the Exchange Act;

                           (7) the term "Business Combination" means (x) a
                  merger or consolidation involving the Company or its stock or
                  (y) an acquisition by the Company, directly or through one or more subsidiaries, of another entity or its stock or assets;

                           (8) the term "parent corporation resulting from a
                  Business Combination" means the Company if its stock is not acquired or converted in the Business Combination and otherwise means the entity which as a result of such Business Combination owns the Company or all or substantially all the Company's assets either directly or through one or more subsidiaries; and

                           (9) the term "Major Asset Disposition" means the sale
                  or other disposition in one transaction or a series of related transactions of 70% or more of the assets of the Company and its subsidiaries on a consolidated basis; and any specified percentage or portion of the assets of the Company shall be based on fair market value, as determined by a majority of the Incumbent Directors.

                  Notwithstanding anything herein to the contrary, the proposed spin-off of Reliant Resources, Inc. from the Company will not constitute a Change in Control as contemplated herein."


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                           2. The definition of "Company" in Section 3 is hereby
amended in its entirety to read as follows:

                           "'COMPANY' means Reliant Energy, Incorporated, a
                  Texas corporation, and any successor thereto."

                           3. The second sentence of Section 5 of the Plan is
hereby amended to read as follows:

                           "No more than 7,500,000 shares of Common Stock shall
                  be available for Stock Awards, and no more than 2,000,000 shares of Common Stock shall be available for Incentive Stock Options."

                           IN WITNESS WHEREOF, the Company has executed this
instrument this _____day of May, 2001, but effective as of January 1, 2001.

                                          RELIANT ENERGY, INCORPORATED



                                          By
                                            ------------------------------------
                                            R. S. Letbetter
                                            Chairman and Chief Executive Officer

ATTEST:



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